Exhibit 5.17

CONSENT OF MICON INTERNATIONAL LIMITED

I hereby consent to the use of “Micon International” and references to the following reports and documents, in the registration statement on Form F-10 of Rusoro Mining Ltd. (the “Company”) being filed with the United States Securities and Exchange Commission and all references to my name and the following reports included or incorporated by reference in such Registration Statement:

1.                                       Technical Report on the San Rafael-El Placer and Days Vein Deposits, Bolivar State, Venezuela, dated October 8, 2008.

2.                                       Technical Report on the Mining and Processing Operations of Hecla Mining Company, Estado Bolivar, Venezuela dated August 1, 2008.

3.                                       Technical Report on the Increible 6 Property, Bolivar State, Venezuela, dated November 14, 2007, as revised February 14, 2008.

4.                                       Technical Report on the PMG (Gold Fields) Choco 10 Concession and Mine, Estado Bolivar, Venezuela dated November 21, 2007.

Date: December 15, 2008

MICON INTERNATIONAL LIMITED

	Per:	/s/ Christopher Jacobs
Name: Christopher Jacobs
Title: Vice President